Ref: L-322377 Dated 17 November 2023 for CRITEO S.A. as Company, Borrower and Guarantor with SOCIÉTÉ GÉNÉRALE acting as Agent RELATING TO A MULTICURRENCY REVOLVING FACILITY AGREEMENT DATED 27 SEPTEMBER 2022 Amendment agreement

A51392474 - (i) - CONTENTS CLAUSE PAGE 1. Definitions and interpretation .................................................................................................................... 1 2. Representations ........................................................................................................................................... 1 3. Amendment .................................................................................................................................................. 1 4. No novation .................................................................................................................................................. 2 5. No hardship .................................................................................................................................................. 2 6. Effective global rate (taux effectif global) ............................................................................................... 2 7. Miscellaneous ............................................................................................................................................... 2 8. Governing law - Jurisdiction ...................................................................................................................... 2 9. Electronic Signature .................................................................................................................................... 3 THE SCHEDULES SCHEDULE PAGE SCHEDULE 1 Amendments to Original Facility Agreement ................................................................................. 4

A51392474A51392474 - 1 - THIS AGREEMENT is dated 17 November 2023 and made between: (1) CRITEO S.A., a société anonyme, whose registered office is at 32 rue Blanche, 75009 Paris, registered under number 484 786 249 RCS Paris (the "Company"), for and on behalf of each Obligor; and (2) SOCIETE GENERALE, a société anonyme, whose registered office is at 29 boulevard Haussmann, 75009 Paris registered under number 552 120 222 RCS Paris, as agent of the other Finance Parties (the "Agent"). IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: "Amended Agreement" means the Original Facility Agreement, as amended by this Agreement. "Original Facility Agreement" means the EUR 407,000,000 multicurrency revolving facility agreement dated 27 September 2022 between the Company, certain Subsidiaries of the Company as borrowers, the Agent, the Arrangers, the Lenders and the Sustainability Coordinators named in it. "Party" means a party to this Agreement. 1.2 Incorporation of defined terms (a) Unless a contrary indication appears, terms defined in the Original Facility Agreement have the same meaning in this Agreement. (b) The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement. 1.3 Designation In accordance with the Original Facility Agreement, each of the Company and the Agent designate this Agreement as a Finance Document. 2. REPRESENTATIONS Each Obligor makes the Repeating Representations by reference to the facts and circumstances then existing on the date of this Agreement, as if references in clause 26 (Representations) of the Original Facility Agreement to "the Finance Documents" include this Agreement and the Amended Agreement. 3. AMENDMENT 3.1 Amendment With effect from the date of this Agreement the Original Facility Agreement shall be amended as set out in Schedule 1 (Amendments to Original Facility Agreement).

A51392474 - 2 - 3.2 Resignation of Sustainability Coordinators With effect from the date of this Agreement, Société Générale and HSBC Continental Europe shall cease to be party to the Amended Agreement in their capacity as Sustainability Coordinators and shall be discharged from any further obligation under the Finance Documents in such capacity. 3.3 Continuing obligations and guarantee confirmation The provisions of the Original Facility Agreement and the other Finance Documents (including the Guarantee of the Company) shall, save as amended by this Agreement, continue in full force and effect. 4. NO NOVATION Each party to this Agreement expressly confirms and agrees that the amendments to the Original Facility Agreement are not expressed to be and do not result in a novation of the provisions of the Original Facility Agreement. 5. NO HARDSHIP Each party hereby acknowledges that the provisions of article 1195 of the French Code civil shall not apply to it with respect to its obligations under the Finance Documents and that it shall not be entitled to make any claim under article 1195 of the French Code civil. 6. EFFECTIVE GLOBAL RATE (TAUX EFFECTIF GLOBAL) For the purposes of articles L.314-1 to L. 314-5 and R.314-1 et seq. of the French Code de la consommation and article L.313-4 of the French Code monétaire et financier, the parties to this Agreement acknowledge that (i) the effective global rate (taux effectif global) calculated on the date of this Agreement, based on assumptions as to the period rate (taux de période) and the period term (durée de période) and on the assumption that the interest rate and all other fees, costs or expenses payable under the Amended Agreement will be maintained at their original level throughout the term of the Amended Agreement, is set out in a letter from the Agent to each Borrower and (ii) that letter forms part of this Agreement. The Company, on behalf of each Borrower, acknowledges receipt of that letter. 7. MISCELLANEOUS 7.1 Appointment as Obligors' Agent The Company confirms that its appointment as Obligors' Agent by each other Obligor under the Original Facility Agreement has not been revoked or varied. 7.2 Notices The provisions of clause 38 (Notices) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" are references to this Agreement. 8. GOVERNING LAW - JURISDICTION 8.1 Governing law This Agreement and any non-contractual obligations arising out of or in connection with it are governed by French law.

A51392474 - 3 - 8.2 Jurisdiction The Tribunal de Commerce de Paris has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out or in connection with this Agreement). 9. ELECTRONIC SIGNATURE The parties agree to sign this Agreement electronically in accordance with the provisions of articles 1174 et seq. and 1366 et seq. of the French Civil Code, using the service provider DocuSign France. Each party confirms that it has the legal capacity to sign a document electronically and undertakes to take all appropriate measures to ensure that the electronic signature of this Agreement is made by its authorised representative for the purposes hereof. This Agreement has been entered into on the date stated at the beginning of this Agreement.

A51392474 - 4 - SCHEDULE 1 AMENDMENTS TO ORIGINAL FACILITY AGREEMENT The following new definitions will be inserted in alphabetical order in Clause 1.1 ( Definitions): "Amendment Agreement" means the amendment agreement dated 17 November 2023 in respect of this Agreement entered into by the Company and the Agent. "Applicable ESG Standards" means in relation to Sustainability Sub-KPI 1.2, the GHG protocol, as at the date of the Amendment Agreement. "Brandcrush" means the companies, business and assets of BRANDCRUSH acquired by the Company, as further described and disclosed by the Company in a Form 8-K dated 3 May 2023. "Calculation Methodology" means, in relation to a KPI, the calculation methodology applicable to that KPI set out in Schedule 15 (Sustainability Calculations), if any, as adjusted in accordance with Clause 9.9 (KPI Adjustment Event). "Declassification Date" means the date on which the Agent (acting on the instructions of the Majority Lenders) exercises its right to declassify the Facility as "sustainability-linked" in accordance with paragraph (a) of Clause 9.11 (Declassification). "Declassification Event" means: (a) the Company fails to deliver a Sustainability KPI Certificate pursuant to Clause 9.10 ( Sustainability reporting) on two consecutive dates on which such Sustainability KPI Certificate should have been delivered (or within any applicable grace period); or (b) the Sustainability KPI Certificate delivered by the Company pursuant to Clause 9.10 ( Sustainability reporting) on two consecutive dates includes material reserves from the Sustainability Auditor. "Iponweb" means the companies, business and assets of IPONWEB acquired by the Company, as further described and disclosed by the Company in a Form 8-K dated 3 August 2022. "KPI Overperforming Event" means, with respect to Sustainability Sub-KPI 1.2 or Sustainability KPI 2, the achievement of one or more Target Score(s) one year or more ahead of time (unless the level of the relevant Target Score for the current KPI Relevant Period and the following KPI Relevant Period is the same). "SLLP" means the Sustainability-Linked Loan Principles published by the LMA and updated from time to time. "Sustainability Coordinator" means any Lender appointed from time to time by the Company to act in such capacity, and which has become Party to this Agreement in such capacity pursuant to Clause 33.19 (Appointment of Sustainability Coordinator(s)). "Sustainability Information" means all information (including sustainability performance projections and forecasts) which has been: (a) provided by or on behalf of a member of the Group to a Finance Party and/or to the Sustainability Coordinators; or

A51392474 - 5 - (b) approved by any member of the Group, solely in connection with, and to the extent it relates to, any Sustainability KPI Certificate, any Verification Report or a Sustainability KPI. "Sustainability Misrepresentation" means the representation made by the Company pursuant to paragraph (d) of Clause 26.10 (No misleading information) is or proves to have been incorrect or misleading when made or deemed to be made. "Sustainability Sub-KPI 1.1" means the key performance indicator referred to as KPI 1.1 in Schedule 15 (Sustainability Calculations). "Sustainability Sub-KPI 1.2" means the key performance indicator referred to as KPI 1.2 in Schedule 15 (Sustainability Calculations). "Verification Report" has the meaning given to that term in Clause 9.10 (Sustainability reporting). The following definitions in Clause 1.1 (Definitions) will be amended to read as follows: "KPI Adjustment Event" means: (a) any changes in the Company or the Group's structure (such as a merger, an acquisition or a divestiture) which may have a substantial impact on any of the Sustainabil ity KPIs, Target Scores or baseline; (b) any change in the regulatory environment which may have a substantial impact on any of the Sustainability KPIs, Target Scores or baseline; (c) any change, revision, adjustment, or update in calculation or methodology or scope of Sustainability KPI, Target Scores or baseline related to any Sustainability KPI or in the relevance of any Sustainability KPI, Target Score or baseline; (d) a KPI Overperforming Event; or (e) the Company publicly announcing new or updated target scores related to any Sustainability KPI that are more ambitious than the equivalent Target Scores in this Agreement, in each case set out in paragraphs (a) to (c) above, as reasonably determined by the Company. "Non-Successful Completion" means, with respect to any KPI Relevant Period and any Sustainability KPI, that the Realised Score, as assigned to such Sustainability KPI in the relevant Sustainability KPI Certificate, does not achieve the relevant Target Score in respect of that KPI Relevant Period. "Sustainability Auditor" means any external auditor as may be appointed from time to time by the Company, provided that such external auditor is: (a) an independent internationally recognised professional services firm, environmental consultancy firm or ratings agency which is regularly engaged in the application and monitoring of ESG standards and ESG calculation methodologies; and (b) not an Affiliate of the Company.

A51392474 - 6 - "Sustainability KPI(s)" means each of the Sustainability KPI 1 and the Sustainability KPI 2, monitored by the Company and in respect of which the Realised Scores are reviewed by the Sustainability Auditor. "Sustainability KPI 1" means the Sustainability Sub-KPI 1.1 and the Sustainability Sub-KPI 1.2. "Sustainability KPI 2" means the key performance indicator referred to as KPI 2 in Schedule 15 (Sustainability Calculations). "Target Score" means, in relation to each Sustainability KPI and each KPI Relevant Period, the target set out in Schedule 15 (Sustainability Calculations), as adjusted in accordance with Clause 9.9 (KPI Adjustment Event). A new paragraph (j) will be inserted at the end of Clause 1.2 (Construction) to read as follows: (j) A Sustainability Misrepresentation is "continuing" if it has not been remedied or waived. Paragraph (a) of Clause 9.8 (Sustainability margin adjustments) will be amended to read as follows: (a) On and from the date falling five (5) Business Days following the delivery of each Sustainability KPI Certificate as set out in Clause 9.10 (Sustainability reporting) (the "Sustainability Margin Adjustment Date"), the applicable Margin shall be adjusted as follows (a "Sustainability Margin Adjustment") (including for the purpose of calculating the commitment fee referred to in clause 12.1 (Commitment fee)): (i) if, in respect of any KPI Relevant Period and the Sustainability KPI 1, Successful Completion has been achieved for each of Sustainability Sub-KPI 1.1. and Sustainability Sub-KPI 1.2, the applicable Margin shall be reduced by 0.025 per cent. per annum (a "KPI 1 Margin Decrease") in relation to that Sustainability KPI; (ii) if, in respect of any KPI Relevant Period and the Sustainability KPI 2, Successful Completion has been achieved for such Sustainability KPI, the applicable Margin shall be reduced by 0.025 per cent. per annum (a "KPI 2 Margin Decrease" and any of KPI 2 Margin Decrease or KPI 1 Margin Decrease, a "Margin Decrease") in relation to that Sustainability KPI; (iii) if, in respect of any KPI Relevant Period and the Sustainability KPI 1, Non-Successful Completion has occurred in respect of any of the Sustainability Sub-KPI 1.1 or the Sustainability Sub-KPI 1.2, the applicable Margin shall be increased by 0.025 per cent. per annum (a "KPI 1 Margin Increase") in relation to that Sustainability KPI; and (iv) if, in respect of any KPI Relevant Period and the Sustainability KPI 2, Non-Successful Completion has occurred in respect of such Sustainability KPI, the applicable Margin shall be increased by 0.025 per cent per annum (a "KPI 2 Margin Increase" and any of the KPI 2 Margin Increase or KPI 1 Margin Increase, a "Margin Increase") in relation to that Sustainability KPI,

A51392474 - 7 - provided that the Sustainability Margin Adjustment shall be equal to the aggregate of each Margin Increase and each Margin Decrease (as applicable) resulting from the Realised Scores for the relevant KPI Relevant Period, as summarised in the table below: Sustainability Margin Adjustment Realised Score per KPI Relevant Period Sustainability KPI 1 (per annum) Sustainability KPI 2 (per annum) Successful Completion (for Target Scores of both Sustainability Sub- KPI 1.1 and Sustainability Sub-KPI 1.2) -0.025% -0.025% Non-Successful Completion (for at least one of the Target Scores of Sustainability Sub- KPI 1.1 and Sustainability Sub-KPI 1.2) +0.025% +0.025% A new paragraph (g) will be inserted at the end of Clause 9.8 (Sustainability margin adjustments) to read as follows: (g) For so long as a Sustainability Misrepresentation is continuing in respect of a Target Score, such Target Score will, for the purpose of this Clause 9.8, be deemed not to have been met for the applicable KPI Relevant Period. Paragraphs (a) and (b) of Clause 9.9 (KPI Adjustment Event) will be amended to read as follows: (a) In the event of any KPI Adjustment Event in relation to any Sustainability KPI(s), the Company shall notify the Agent and the Sustainability Coordinators of such KPI Adjustment Event no later than 90 days following the occurrence of such KPI Adjustment Event. Following such notification, the Company, the Sustainability Coordinators and the Majority Lenders shall discuss in good faith the relevant amendments to the provisions of this Agreement to reflect such KPI Adjustment Event (the "Negotiation Period"). (b) For so long as no agreement is reached between the Company and the Agent (acting on the instructions of the Majority Lenders) following the first day of the Negotiation Period, Clause 9.8 (Sustainability margin adjustments) above shall continue to apply with respect to all Sustainability KPIs including the Sustainability KPI(s) in respect of which such KPI Adjustment Event occurred, provided that if any relevant amendments are not agreed before the 30 June immediately preceding the last 31 December falling within 24 months of the first day of the Negotiation Period,

A51392474 - 8 - the Facility will be declassified as "sustainability-linked", the then applicable Margin shall continue to apply without any adjustment pursuant to Clause 9.8 (Sustainability Margin Adjustments), the Company shall no longer be required to deliver any Sustainability KPI Certificate, and the Facility may not be reclassified as "sustainability-linked" on or after such date. Paragraph (c) of Clause 9.9 (KPI Adjustment Event) will be deleted. New paragraphs (b), (c) and (d) will be inserted at the end of Clause 9.10 (Sustainability reporting) to read as follows: (b) Each Sustainability KPI Certificate shall: (i) attach a correct and complete copy of the verification report(s) prepared for that KPI Relevant Period by a Sustainability Auditor in respect of each Sustainability KPI that such Sustainability Auditor has been appointed to review which satisfies the requirements of paragraph (c) below (a "Verification Report"); and (ii) confirm that the Verification Report(s) relating to the relevant KPI Relevant Period and attached to the Sustainability KPI Certificate is a correct and complete copy of the original and has not been amended or superseded as at the date of the Sustainability KPI Certificate. (c) The Company shall procure that each Verification Report: (i) measures, calculates and verifies each Sustainability KPI to which it relates (in accordance with the relevant Calculation Methodology, if any) for the applicable KPI Relevant Period and confirms whether or not the applicable Target Score(s) for that KPI Relevant Period have been met; and (ii) refers to any Sustainability Information and/or sets out details of any changes to the Calculation Methodology and/or any Applicable ESG Standard since delivery of the last Sustainability KPI Certificate (or, in relation to the first Verification Report, since the date of the Amendment Agreement) which, in each case, could reasonably be expected to affect any Sustainability KPI and/or any Target Score. (d) The first KPI Certificate shall be delivered to the Agent for the first time by 30 April 2025 with respect to the KPI Relevant Period ending on 31 December 2024. Clause 9.11 (Sustainability provisions) will be deleted and replaced with a new Clause 9.11 (Declassification) (and cross references to Clause 9.11 (Sustainability provisions) will be updated accordingly to refer to Clause 9.11 (Declassification)): 9.11 Declassification (a) On and at any time after the occurrence of a Declassification Event the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company declassify the Facility as "sustainability-linked". (b) With effect on and from the Declassification Date:

A51392474 - 9 - (i) the then applicable Margin shall apply without any adjustment pursuant to Clause 9.8 (Sustainability Margin Adjustments); and (ii) the Company will not publish any materials or statements externally which relate to the Facility being considered to be a sustainability-linked facility. (c) No Facility may be reclassified as “sustainability-linked” on or after the Declassification Date. A new Clause 9.12 (Calculation adjustments) will be inserted as follows: 9.12 Calculation adjustments Notwithstanding any provision of this Agreement to the contrary, for the purpose of calculating the Realised Score in respect of any Sustainability KPI (and only for such purpose), no company (or its Subsidiaries) or business acquired by a member of the Group shall be deemed to be part of or owned by the Group in respect of the KPI Relevant Period during which such company or business is so acquired and for a period of 24 months starting from the occurrence of such acquisition, unless the Company notifies the Agent otherwise on or prior to delivering the Sustainability Compliance Certificate in respect of the relevant KPI Relevant Period. The Company hereby notifies that Agent that with effect from 1 January 2024, Brandcrush and Iponweb (to the extent the relevant companies and businesses are owned by the Group) shall be deemed to be part of and owned by the Group. A new Clause 15.4 (Indemnity to the Sustainability Coordinators) will be inserted as follows: 15.4 Indemnity to the Sustainability Coordinators The Company shall promptly indemnify the Sustainability Coordinators against: (a) any cost, loss or liability incurred by the Sustainability Coordinators (acting reasonably) as a result of acting or relying on any notice, request, instruction or communication which it reasonably believes to be genuine, correct and appropriately authorised; and (b) any cost, loss or liability incurred by the Sustainability Coordinators (otherwise than by reason of the Sustainability Coordinators' gross negligence or wilful misconduct) in acting as Sustainability Coordinators in relation to the Facility. Clause 17.2 (Amendment costs) will be amended to read as follows: 17.2 Amendment costs If: (a) an Obligor requests an amendment, waiver or consent; (b) an amendment is required pursuant to Clause 9.9 (KPI Adjustment Event); (c) an amendment is required pursuant to Clause 36.10 (Change of currency); or

A51392474 - 10 - (d) an amendment is required pursuant to Clause 42.6 (Changes to reference rates), the Company shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement. A new paragraph (d) will be inserted at the end of Clause 22.10 (No misleading information) to read as follows: (d) All information contained in any Sustainability KPI Certificate was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect. Paragraph (b) of Clause 30.4 (Misrepresentation) will be amended to read as follows: (b) No Event of Default under paragraph (a) above will occur: (i) if the facts and circumstances causing the relevant misrepresentation are capable of remedy and are remedied within 15 Business Days of the earlier of: (A) the Agent giving notice to the Company or the relevant Obligor; and (B) the Company or the relevant Obligor becoming aware of the misrepresentation, provided that this paragraph (i) shall not apply to any misrepresentation in respect of Clause 26.17 (Sanctions, anti-money laundering and anti-corruption laws), in respect of which such 15 Business Day remedy period shall not apply; or (ii) in respect of any Sustainability Misrepresentation or to the extent that the representation or statement concerns, or the document consists of, Sustainability Information. A new paragraph (b) will be inserted at the end of Clause 26.19 (Repetition) as follows: (b) The representation in paragraph (d) of clause 26.10 (No misleading information) is deemed to be made by the Company on the date of delivery of each Sustainability KPI Certificate in respect of the Sustainability KPI Certificate delivered on such date. Clause 33.8 (Responsibility for documentation) will be amended to read as follows: 33.8 Responsibility for documentation (a) Neither the Agent nor any of the Arrangers, the Coordinator and Documentation Agent or any of the Sustainability Coordinators is responsible or liable for: (i) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arrangers, the Coordinator and Documentation Agent, the Sustainability Coordinators, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any

A51392474 - 11 - other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (ii) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or (iii) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. (b) Neither the Agent nor any of the Arrangers, the Coordinator and Documentation Agent or any of the Sustainability Coordinators is responsible or liable for the adequacy, accuracy or completeness of any Sustainability Information (whether oral or written) supplied by the Company, any member of the Group, the Sustainability Auditor or any other person in or in connection with any Verification Report and/or any sustainability provisions contemplated in this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the Facility. Clause 33.9 (No duty to monitor) will be amended to read as follows: 33.9 No duty to monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; (c) whether any other event specified in any Finance Document has occurred; (d) whether or not any Sustainability Misrepresentation or a Declassification Event has occurred; or (e) as to the performance, default or any breach by any Obligor of its obligations under Clause 9.9 (KPI adjustment event), Clause 9.10 (Sustainability reporting) or Clause 9.11 (Declassification). The following new paragraphs will be inserted at the end of Clause 33.10 ( Exclusion of liability): (f) Neither the Agent nor the Sustainability Coordinators are acting in an advisory capacity to any person in respect of the SLLP nor will the Agent or the Sustainability Coordinators be obliged to verify whether the Facility will comply with the SLLP on behalf of any of the Finance Parties and each Finance Party is solely responsible at all times for making its own independent appraisal of, and analysis in relation to, each Sustainability KPI, each Target Score, the Sustainability Information and any other sustainability-linked provision of this Agreement. (g) No Sustainability Coordinator will be liable for any action taken or not taken by it under or in connection with any Finance Document in such capacity, unless directly caused by its gross negligence or wilful misconduct.

A51392474 - 12 - (h) No Party may take any proceedings against any officer, employee or agent of the Sustainability Coordinators in respect of any claim it might have against the Sustainability Coordinators or in respect of any act or omission of any kind by that officer, employee or agent in connection with the Facility. A new Clause 33.19 (Appointment of Sustainability Coordinator(s)) will be inserted as follows: 33.19 Appointment of Sustainability Coordinator(s) (a) The Company may from time to time appoint one or several of the Lenders to act as Sustainability Coordinator(s). Such appointment shall take effect on the date specified in the notice delivered by the Company to the Agent and countersigned by the new Sustainability Coordinator to confirm its agreement to become party to this Agreement in such capacity. With effect from such date, the new Sustainability Coordinator and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such new Sustainability Coordinator had been an original Party in such capacity. (b) Any Sustainability Coordinator may resign by giving notice to that effect to the Agent and the Company, and with effect from the date of such notice shall cease to be a Party to this Agreement in such capacity and shall be discharged from any further obligation in such capacity in respect of the Finance Documents.

A51392474 - 20 - SIGNATURES The Company CRITEO S.A. _/s/ Sarah Glickman By: Sarah Glickman The Agent SOCIETE GENERALE _/s/ Benjamin Graisely By: Benjamin Graisely